SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-MOOG INC. - CLASS A

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 6/02/97            1,000-           25.5000
          GABELLI INTERNATIONAL LTD
                                 6/10/97            5,000-           26.7625
                                 6/09/97            4,500-           26.6250
                                 6/04/97              500-           25.8750
          GAMCO INVESTORS, INC.
                                 5/23/97            1,500-             *DO
                                 5/23/97            1,500-           23.5000
                                 5/22/97              200-           23.1250
                                 5/21/97              300-           23.1250
                                 5/20/97              500-           23.0000



















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




                                      32